EXHIBIT 10.12.1

ADDENDUM TO
LOCK-UP AGREEMENTS

THIS ADDENDUM TO LOCK-UP AGREEMENTS (this “Addendum”) is made and entered into effective as of September 8, 2010 by and between OxySure Systems, Inc., a Texas corporation (the “Company”) and all shareholders of the Company (the “Shareholder”).  The Company and Shareholders are sometimes referred to herein individually as “Party” and collectively as the “Parties.”

This Addendum to all lock-up agreements shall allow only the first 25% of the shares owned by each Shareholder to be sold during the period beginning the 1st day subsequent to our shares becoming publicly traded in a nationally recognized market and ending on the 90th day thereafter, and then 25% every 90 day period thereafter.

All other terms and conditions of the Lock-Up Agreements shall remain in full force and effect and said Addendum is hereby confirmed and ratified accordingly.

IN WITNESS WHEREOF, the Chief Executive Officer has caused this Addendum to Lock-up Agreements to be executed as of the date first written above.

COMPANY

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By: Julian Ross
Its: Chief Executive Officer